Exhibit 3.1

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MERCHANTS BANCORP

ARTICLE I – NAME

The name of the Corporation is Merchants Bancorp.

ARTICLE II – PURPOSE

The purpose of the Corporation is to engage in any lawful business.

ARTICLE III – PERIOD OF EXISTENCE

The period during which the Corporation shall continue is perpetual.

ARTICLE IV – AUTHORIZED SHARES

4.1.	The total number of shares which the Corporation has authority to issue shall be eighty million (80,000,000) shares, consisting of seventy-five million (75,000,000) shares of common stock, without par value (the “Common Stock”) and five million (5,000,000) shares designated as preferred stock, without par value per share (the “Preferred Stock”).

4.2.	General Terms of All Shares. The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the Corporation’s own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities. Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption, or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

The Board of Directors of the Corporation may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine.

The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation’s total assets would be less than its total liabilities. Except as otherwise provided in Section 4.4, the Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series. A statement of the designations, relative rights, preferences, powers, qualifications, limitations, and restrictions granted to or imposed upon the respective classes of shares of capital stock or the holders thereof is as follows in Sections 4.3 and 4.4.

4.3.	Other Terms of Common Stock.

(a)	Except as otherwise provided by the Indiana Business Corporation Law (“Corporation Law”) and subject to such shareholder disclosure and recognition procedures (which may including voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, the holder of each authorized, issued and outstanding share of Common Stock of the Corporation shall have the sole and exclusive right, at every shareholders’ meeting, to one (1) vote for each share of Common Stock standing in such holder’s name on the books of the Corporation, upon all matters submitted to the vote of the shareholders. Shares of Common Stock shall not have cumulative voting rights.

(b)	Shares of Common Stock shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation.

(c)	The holders of Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time at the discretion of the Board of Directors.

(d)	In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, the holders of Common Stock shall be entitled to share, ratably according to the number of shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders of Common Stock.

4.4.	Terms of Shares of Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series out of the authorized but unissued shares of Preferred Stock. The Board of Directors of the Corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, if any, dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, which may differ from those of any and all other series at time outstanding, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not in excess of the authorized but unissued shares of Preferred Stock or below the number of shares then outstanding). Such shares of Preferred Stock may be redeemed, purchased or otherwise acquired by the Corporation, subject to any limitation or restriction, if any, as is contained in the express terms of such series, and may be reissued except as otherwise provided by law.

(a)	8% Non-Cumulative, Perpetual Preferred Stock. The preferences, limitations, and relative rights of the class of Preferred Stock commonly referred to as the 8% Non-Cumulative, Perpetual Preferred Stock are as follows:

(1)	Number of Shares; Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a total of fifty thousand (50,000) shares of preferred stock, without par value per share, of the Corporation and hereby designated as Non- Cumulative Perpetual Preferred Stock (the “Class”). Shares of the Class (the “Non-Cumulative Perpetual Preferred Shares”) will be issued pursuant to the terms of those certain Subscription Agreements to be entered into by and between the Corporation and each Holder of Non-Cumulative Perpetual Preferred Shares (each, the “Subscription Agreement”). Each share of the Class shall be identical in all respects to every other share of the Class. The Non-Cumulative Perpetual Preferred Shares shall be perpetual, subject to the provisions of Section 4.4(a)(5) below. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Subscription Agreement.

(2)	Rank. The Class shall, with respect to the payment of dividends and rights (including to redemption payments) upon liquidation, dissolution or winding-up of the affairs of the Corporation, rank:

(i)	Senior and prior to the Common Stock, without par value per share, of the Corporation (the “Common Stock”), and any additional series of preferred stock which may in the future be issued by the Corporation and are designated in the Articles of Incorporation as ranking junior to the Non-Cumulative Perpetual Preferred Shares. Any shares of the Corporation’s Capital Stock which are junior to the Non-Cumulative Perpetual Preferred Shares with respect to the payment of dividends and rights (including to redemption payments) upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Junior Shares.”

(ii)	Pari passu with any additional series of preferred stock which may in the future be issued by the Corporation and are designated in the Articles of Incorporation as ranking equal to the Non-Cumulative Perpetual Preferred Shares or which do not state they are Junior Shares or Senior Shares (as defined below). Any shares of the Corporation’s Capital Stock which are equal to the Non-Cumulative Perpetual Preferred Shares with respect to the payment of dividends and rights (including to redemption payments) upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Parity Shares.”

(iii)	Junior to any additional series of preferred stock which may in the future be issued by the Corporation and are designated in the Articles of Incorporation as ranking senior to the Non-Cumulative Perpetual Preferred Shares. Any shares of the Corporation’s Capital Stock which are senior to the Non-Cumulative Perpetual Preferred Shares with respect to the payment of dividends and rights (including to redemption payments) upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Senior Shares.”

(3)	Dividends.

(i)	Rate. Holders of Non-Cumulative Perpetual Preferred Shares shall be entitled to receive, on each Non-Cumulative Perpetual Preferred Share, if, as and when declared by the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to each Dividend Period at a rate per annum equal to the Dividend Rate on the Liquidation Amount per Non-Cumulative Perpetual Preferred Share. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Non-Cumulative Perpetual Preferred Shares in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months. The amount of dividends payable on Non-Cumulative Perpetual Preferred Shares on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Non-Cumulative Perpetual Preferred Shares on any Dividend Payment Date will be payable to Holders of record of Non-Cumulative Perpetual Preferred Shares as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than sixty (60) nor less than ten (10) days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Non-Cumulative Perpetual Preferred Shares shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Non-Cumulative Perpetual Preferred Shares as specified in this Section 4.4(a)(3) (subject to the other provisions of the Articles of Incorporation or Code of Bylaws of the Corporation).

(ii)	Priority of Dividends. No dividend (other than dividends or distributions paid in Junior Shares, or options, warrants or rights to subscribe for or purchase Junior Shares) may be declared or paid on any Junior Shares unless dividends have been declared and paid on the Non-Cumulative Perpetual Preferred Shares for the then-current Dividend Period; provided, however, that the foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of the Holders of Non-Cumulative Perpetual Preferred Shares in the event that dividends have not been declared or paid or set apart on the Non-Cumulative Perpetual Preferred Shares in respect of any prior Dividend Period. If the full dividend on the Non-Cumulative Perpetual Preferred Shares is not paid for any Dividend Period, then the Holders of Non-Cumulative Perpetual Preferred Shares will have no claim in respect of the unpaid amount so long as no dividend (other than dividends or distributions paid in Junior Shares, or options, warrants or rights to subscribe for or purchase Junior Shares) is paid on any Junior Shares for such Dividend Period.

No full dividends shall be declared or paid on any Parity Shares for any period unless full dividends have been declared and paid on the Non-Cumulative Perpetual Preferred Shares for the then-current Dividend Period. When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Non-Cumulative Perpetual Preferred Shares and any shares of Parity Shares, all dividends declared on Non-Cumulative Perpetual Preferred Shares and all such Parity Shares and payable on such Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the Non-Cumulative Perpetual Preferred Shares and all Parity Shares payable on such Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of any Parity Shares that bear cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the Holders of Non-Cumulative Perpetual Preferred Shares prior to such Dividend Payment Date.

No dividends may be declared or paid on any Non-Cumulative Perpetual Preferred Shares if at the same time any arrears exist or default exists in the payment of dividends on any outstanding Senior Shares.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Shares, from time to time out of any funds legally available for such payment, and Holders of Non-Cumulative Perpetual Preferred Shares shall not be entitled to participate in any such dividends. The Board of Directors of the Corporation may, in its discretion, choose to pay dividends on the Non-Cumulative Perpetual Preferred Shares without the payment of any dividends on any Junior Shares.

(4)	Liquidation.

(i)	Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (each, a “Liquidation Event”), Holders of Non-Cumulative Perpetual Preferred Shares: (A) shall not be entitled to receive the Liquidation Value of the Non· Cumulative Perpetual Preferred Shares held by them until the liquidation value of all Senior Shares shall have been paid in full; and (B) shall be entitled to receive for each Non-Cumulative Perpetual Preferred Share, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Shares, payment in full in an amount equal to the sum of (a) the Liquidation Amount per share and (b) the amount of the dividend (whether or not declared) for the then-current Dividend Period accrued to but excluding the date of such liquidation payment, but without accumulation of unpaid dividends on the Non-Cumulative Perpetual Preferred Shares for prior Dividend Periods (such amounts collectively, the “Liquidation Preference”). Notwithstanding the foregoing, Holders of Non-Cumulative Perpetual Preferred Shares will not be entitled to be paid any amount in respect of a Liquidation Event until holders of any Senior Shares have been paid all amounts to which such Senior Shares are entitled.

(ii)	Partial Payment. If in any distribution described in Section 4.4(a)(4)(i) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding Non-Cumulative Perpetual Preferred Shares and the corresponding amounts payable with respect of any Parity Shares, Holders of Non-Cumulative Perpetual Preferred Shares and the holders of such Parity Shares shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(iii)	No Residual Distributions. If the Liquidation Preference has been paid in full to all Holders of Non-Cumulative Perpetual Preferred Shares and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Non-Cumulative Perpetual Preferred Shares as to such distribution has been paid in full, then the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences and the Holders of Non-Cumulative Perpetual Preferred Shares will not be entitled to any further participation in any distribution of assets by the Corporation.

(iv)	Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4.4(a)(4), the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of Non-Cumulative Perpetual Preferred Shares receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a Liquidation Event.

(v)	Notice of Liquidation Event. The Corporation shall, no later than the date on which a Liquidation Event occurs, deliver in accordance with the notice provisions of the Subscription Agreement written notice of any Liquidation Event, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, not less than thirty (30) days prior to any payment date stated therein, to each Holder.

(5)	Redemption.

(i)	Optional Redemption. Except as specifically provided in subsection (A) below, the Non-Cumulative Perpetual Preferred Shares may not be redeemed prior to the first Dividend Payment Date falling on or after the fifth (5th) anniversary of the Original Issue Date. At any time: (A) in the event of a change in the capital treatment of the Non-Cumulative Perpetual Preferred Shares (for example, if a change in law results in the disqualification of the Non-Cumulative Perpetual Preferred Shares as Tier 1 capital of the Corporation under the applicable risk-based capital guidelines of the appropriate federal banking agency with respect to the Corporation [as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision]); or (B) on or after the first Dividend Payment Date falling on or after the fifth (5th) anniversary of the Original Issue Date, subject to the approval of the appropriate federal banking agency with respect to the Corporation [as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision], the Corporation, at its option, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, any or all of the Non-Cumulative Perpetual Preferred Shares at the time outstanding, upon notice given as provided in Section 4.4(a)(5)(iii) below, at a redemption price equal to the sum of (A) the Liquidation Amount per share and (B) except as otherwise provided below, any accrued and unpaid dividends (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption

The redemption price for any shares of Non-Cumulative Perpetual Preferred Shares shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4.4(a)(3) above.

(ii)	No Sinking Fund. The Non-Cumulative Perpetual Preferred Shares will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Non-Cumulative Perpetual Preferred Shares will have no right to require redemption or repurchase of any shares of Non-Cumulative Perpetual Preferred Shares.

(iii)	Notice of Redemption. Notice of every redemption of Non-Cumulative Perpetual Preferred Shares shall be given by first class mail, postage prepaid, addressed to the Holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of Non-Cumulative Perpetual Preferred Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Non-Cumulative Perpetual Preferred Shares. Notwithstanding the foregoing, if any Non-Cumulative Perpetual Preferred Shares are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the Holders of such Non-Cumulative Perpetual Preferred Shares at such time and in any manner permitted by such facility. Each notice of redemption given to a Holder shall state: (A) the redemption date; (B) the number of Non-Cumulative Perpetual Preferred Shares to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (C) the redemption price; and (D) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(iv)	Partial Redemption. In case of any redemption of part of the Non-Cumulative Perpetual Preferred Shares at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which Non-Cumulative Perpetual Preferred Shares shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.

(v)	Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the Holders of the shares called for redemption, with a bank or trust company doing business in Indianapolis, Indiana, and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three (3) years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(vi)	Status of Shares. Any Non-Cumulative Perpetual Preferred Shares that are redeemed, repurchased or otherwise acquired by the Corporation and subsequently canceled by the Board of Directors shall be retired and shall not be subject to reissuance.

(6)	Voting Rights.

(i)	Except as otherwise expressly provided herein or as required by law, the holder of each authorized, issued and outstanding Non-Cumulative Perpetual Preferred Share shall have no voting power, either individually or as a class, on any matter whatsoever.

(ii)	So long as any Non-Cumulative Perpetual Preferred Shares remain outstanding, the vote or consent of the Holders of at least a majority of the outstanding Non-Cumulative Perpetual Preferred Shares, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(A)	Authorization of Senior Shares. Any amendment or alteration of the Articles of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of Capital Stock of the Corporation ranking senior to with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(B)	Amendment of Non-Cumulative Perpetual Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Incorporation (including, unless no vote on such merger or consolidation is required by Section 4.4(a)(6)(ii)(C) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers associated with the Non-Cumulative Perpetual Preferred Shares; or

(C)	Share Exchanges Reclassifications Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Non-Cumulative Perpetual Preferred Shares, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (A) the Non-Cumulative Perpetual Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Non-Cumulative Perpetual Preferred Shares immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 4.4(a)(6)(ii), any increase in the amount of the authorized preferred stock of the Corporation, including any increase in the authorized amount of Non-Cumulative Perpetual Preferred Shares necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the date of the Subscription Agreement, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to Non-Cumulative Perpetual Preferred Shares with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders of outstanding Non- Cumulative Perpetual Preferred Shares.

In the event that the Holders of at least a majority of the outstanding Non- Cumulative Perpetual Preferred Shares agree to allow the Corporation to alter or change the rights, preferences or privileges of the Class pursuant to applicable law, no such change shall be effective to the extent that, by its terms, such change applies to less than all of the Non-Cumulative Perpetual Preferred Shares then outstanding.

(iii)	Changes after Provision for Redemption. No vote or consent of the holders of Non-Cumulative Perpetual Preferred Shares shall be required pursuant to Section 4.4(a)(6)(ii) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Non-Cumulative Perpetual Preferred Shares shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 4.4(a)(5) above.

(iv)	Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Non-Cumulative Perpetual Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation and the Code of Bylaws of the Corporation.

(7)	No Conversion Rights; No Preemptive Rights; Other Rights. Holders of Non- Cumulative Perpetual Preferred Shares shall have no right to exchange or convert such shares into any other securities or any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. The Non-Cumulative Perpetual Preferred Shares shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(8)	Certain Definitions. As used in this Section 4.4(a), the following terms shall have the following respective meanings:

(i)	“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of Indiana generally are authorized or required by law or other governmental actions to close.

(ii)	“Capital Stock” of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common stock or preferred stock of such person or entity, including, without limitation, partnership and membership interests.

(iii)	“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year.

(iv)	“Dividend Period” has the meaning set forth in Section 4.4(a)(3)(i).

(v)	“Dividend Rate” means eight percent (8%) per annum.

(vi)	“Dividend Record Date” has the meaning set forth in Section 4.4(a)(3)(i).

(vii)	“Original Issue Date” means the date on which Non-Cumulative Perpetual Preferred Shares are first issued.

(viii)	“Holder” means any holder of Non-Cumulative Perpetual Preferred Shares, all of such holders being the “Holders.”

(ix)	“Liquidation Amount” means $1,000.00 per Non-Cumulative Perpetual Preferred Share, subject to adjustment in the event of a stock split, stock dividend or similar event applicable to the Class.

(b)	7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock. Pursuant to the provisions of the Articles of Incorporation of the Corporation and applicable law, a series of preferred stock, without par value, of the Corporation is hereby created and the designation and number of shares of such series, and the voting and other powers, preferences or relative, participating, optional, or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

(1)	Designation. The designation of the series of preferred stock shall be “7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock” (the “Series A Preferred Stock”). With respect to payment of dividends and rights (including redemption rights) upon the Corporation’s liquidation, dissolution or winding up, the Series A Preferred Stock shall rank (i) senior and prior to the Corporation’s common stock and any other class or series of preferred stock that by its terms is designated as ranking junior to the Series A Preferred Stock, (ii) pari passu with all existing and future class or series of preferred stock that by its terms is designated as ranking equal to the Series A Preferred Stock or does not state it is junior or senior to the Series A Preferred Stock including, without limitation, the 8% Non-Cumulative, Perpetual Preferred Stock (the “8% Preferred Stock”) and (iii) junior to all existing and future indebtedness and other liabilities of the Corporation and any class or series of preferred stock that by its terms is designated as ranking senior to the Series A Preferred Stock (subject to any requisite consents prior to issuance).

(2)	Number of Shares. The number of authorized shares of Series A Preferred Stock shall be 3,500,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation. The Corporation may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series A Preferred Stock.

(3)	Definitions. As used herein with respect to Series A Preferred Stock:

(i)	“Adjustments” shall have the meaning set forth in Section (3)(xxiv) hereof.

(ii)	“Alternative Rate” shall have the meaning set forth in Section (3)(xxiv) hereof.

(iii)	“Business Day” shall mean (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed and (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.

(iv)	“Calculation Agent” means the calculation agent for the Series A Preferred Stock appointed by the Corporation prior to the commencement of the Floating Rate Period, and its successors and assigns or any other calculation agent appointed by the Corporation. The Corporation may at its sole discretion appoint itself or an affiliate as calculation agent.

(v)	“Dividend Determination Date” shall have the meaning set forth in Section (4)(vii) hereof.

(vi)	“Dividend Payment Dates” shall have the meaning set forth in Section (4)(ii) hereof.

(vii)	“Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which shall be the period from, and including, the original issue date to, but excluding, the next succeeding Dividend Payment Date.

(viii)	“Fixed Rate Period” shall have the meaning set forth in Section (4)(i) hereof.

(ix)	“Floating Rate Period” shall have the meaning set forth in Section (4)(i) hereof.

(x)	“IFA” shall have the meaning set forth in Section (3)(xxiv) hereof.

(xi)	“Junior Stock” shall mean the Corporation’s common stock and any other class or series of the Corporation’s capital stock over which the Series A Preferred Stock has preference or priority in the payment of dividends and rights (including redemption payments) upon liquidation, dissolution or winding up of the Corporation.

(xii)	“LIBOR Event” shall have the meaning set forth in Section (3)(xxiv) hereof.

(xiii)	“Liquidation Preference” shall mean $25 per share of Series A Preferred Stock.

(xiv)	“London Banking Day” shall mean any day on which commercial banks are open dealing in deposits in U.S. dollars in the London interbank market.

(xv)	“Nonpayment” shall have the meaning set forth in Section (7)(ii) hereof.

(xvi)	“Optional Redemption” shall have the meaning set forth in Section (6)(i) hereof.

(xvii)	“Parity Stock” shall mean any class or series of the Corporation’s capital stock that ranks on a par with the Series A Preferred Stock in the payment of dividends and rights (including redemption payments) upon liquidation, dissolution or winding up of the Corporation, including, without limitation, the 8% Preferred Stock.

(xviii)	“Preferred Stock Directors” shall have the meaning set forth in Section (7)(ii) hereof.

(xix)	“Redemption Price” shall have the meaning set forth in Section (6)(iii) hereof.

(xx)	“Regulatory Capital Treatment Event” shall mean a good faith determination by the Corporation that, as a result of any (1) amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series A Preferred Stock; (2) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series A Preferred Stock; or (3) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series A Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat the full liquidation value of the Series A Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding.

(xxi)	“Regulatory Event Redemption” shall have the meaning set forth in Section (6)(ii) hereof.

(xxii)	“Series A Preferred Stock” shall have the meaning set forth in Section (1) hereof.

(xxiii)	“Spread” shall have the meaning set forth in Section (4)(i) hereof.

(xxiv)	“Three-month LIBOR” shall mean the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate is displayed on Bloomberg on page “BBAMl” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. In the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. If no offered rate is displayed on Bloomberg on page “BBAMl” (or any successor or replacement page) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, in consultation with the Corporation, shall select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent in consultation with the Corporation shall select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, if a LIBOR Event (as defined below) has not occurred, Three-month LIBOR for the next Dividend Period shall be equal to Three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which Three-month LIBOR could have been determined in accordance with the first sentence of this Section had the dividend rate been a floating rate during the Fixed Rate Period.

Notwithstanding the foregoing:

(A)	If the Calculation Agent, in its sole discretion, determines on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued or is no longer viewed as an acceptable benchmark for securities like the Series A Preferred Stock (a “LIBOR Event”), then the Calculation Agent will use a substitute or successor base rate (the “Alternative Rate”) that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate;

(B)	If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of business day, the Dividend Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, or any adjustment to the applicable spread thereon, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate (“Adjustments”); and

(C)	If the Calculation Agent determines in its sole discretion that there is no alternative reference rate selected by the central bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-month LIBOR, the Calculation Agent may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Corporation, the Calculation Agent and the holders of the Series A Preferred Stock. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or the Calculation Agent determines, in its sole discretion, that there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), Three-month LIBOR for the next Dividend Period to which the determination date relates shall be Three-month LIBOR as in effect for the then-current Dividend Period; provided, that if this sentence is applicable with respect to the first Dividend Period in the Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Fixed Rate Period will remain in effect during the Floating Rate Period.

(xxv)	“Voting Parity Stock” shall have the meaning set forth in Section (7)(ii) hereof.

(4)	Dividends.

(i)	Holders of the Series A Preferred Stock shall be entitled to receive, only when, as, and if declared by the Corporation’s Board of Directors, out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the Liquidation Preference, and no more, at a rate equal to (1) 7.00% per annum, for each quarterly Dividend Period occurring from, and including, the original issue date of the Series A Preferred Stock to, but excluding, April 1, 2024 (the “Fixed Rate Period”), and (2) thereafter, Three-month LIBOR plus a spread of 460.5 basis points per annum (the “Spread”), for each quarterly Dividend Period beginning April 1, 2024 (the “Floating Rate Period”).

(ii)	When, as, and if declared by the Corporation’s Board of Directors, the Corporation shall pay cash dividends on the Series A Preferred Stock quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year (each such date, a “Dividend Payment Date”), beginning on July 1, 2019. The Corporation shall pay cash dividends to the holders of record of shares of the Series A Preferred Stock as such holders appear on the Corporation’s stock register on the applicable record date, which shall be the 15th calendar day before that Dividend Payment Date or such other record date fixed by our Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.

(iii)	If any Dividend Payment Date on or prior to April 1, 2024 is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date shall instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after April 1, 2024 is a day that is not a Business Day, then the Dividend Payment Date shall be the immediately succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date shall instead be the immediately preceding day that is a Business Day, and dividends will accrue to the Dividend Payment Date as so adjusted.

(iv)	The Corporation shall calculate dividends on the Series A Preferred Stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. The Corporation shall calculate dividends on the Series A Preferred Stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from such calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

(v)	Dividends on the Series A Preferred Stock shall not be cumulative or mandatory. If the Corporation’s Board of Directors does not declare a dividend on the Series A Preferred Stock or if the Board of Directors authorizes and the Corporation declares less than a full dividend in respect of any Dividend Period, the holders of the Series A Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Corporation shall have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the Series A Preferred Stock or any other class or series of the Corporation’s preferred stock or common stock are declared for any future Dividend Period.

(vi)	Dividends on the Series A Preferred Stock shall accrue from the dividend declaration date of the Series A Preferred Stock at the then-applicable dividend rate on the liquidation preference amount of $25 per share. If the Corporation issues additional shares of the Series A Preferred Stock, dividends on those additional shares shall accrue from the dividend declaration date of those additional shares at the then-applicable dividend rate.

(vii)	The dividend rate for each Dividend Period in the Floating Rate Period shall be determined by the Calculation Agent using Three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Dividend Period, which date shall be the “Dividend Determination Date” for the relevant Dividend Period. The Calculation Agent then shall add Three-month LIBOR as determined on the Dividend Determination Date and the applicable Spread. Once the dividend rate for the Series A Preferred Stock is determined, the Calculation Agent shall deliver that information to the Corporation and the transfer agent for the Corporation. Absent manifest error, the Calculation Agent’s determination of the dividend rate for a Dividend Period for the Series A Preferred Stock shall be final.

(viii)	While any share of Series A Preferred Stock remains outstanding, unless the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series A Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside:

(A)	no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan);

(B)	no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(C)	no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for Junior Stock).

The foregoing limitations in clauses (A), (B) and (C) above shall not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of the Corporation’s subsidiaries heretofore or hereafter adopted.

(ix)	Except as provided herein, while any share of Series A Preferred Stock remains outstanding, the Corporation shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Corporation has paid in full, or set aside payment in full, in respect of all declared and unpaid dividends (without regard to any undeclared dividends) for all Dividend Periods for outstanding shares of Series A Preferred Stock. To the extent that the Corporation declares dividends on the Series A Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series A Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then current and the declared and unpaid dividend payments due on the shares of Series A Preferred Stock and (1) in the case of cumulative Parity Stock the aggregate of the unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock the aggregate of the declared and unpaid dividends due on any such Parity Stock. No interest shall be payable in respect of any dividend payment on Series A Preferred Stock that may be in arrears.

(x)	Subject to the foregoing conditions, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Corporation’s Board of Directors, may be declared and paid on the Corporation’s common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series A Preferred Stock shall not be entitled to participate in such dividends.

(5)	Liquidation Rights.

(i)	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the Corporation’s assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount equal to the sum of (1) the Liquidation Preference, plus (2) the sum of any declared and unpaid dividends (without regard to any undeclared dividends) for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends (without regard to any undeclared dividends) for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to the foregoing, the holders of Series A Preferred Stock shall have no right or claim to any remaining assets of the Corporation.

(ii)	In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of the Series A Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.

(iii)	For the purposes of this Section (5), the merger or consolidation of the Corporation with or into any other entity or by another entity with or into the Corporation or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation (for cash, securities or other consideration) shall not be deemed to constitute the liquidation, dissolution or winding up of the Corporation. If the Corporation enters into any merger or consolidation transaction with or into any other entity and the Corporation is not the surviving entity in such transaction, the Series A Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series A Preferred Stock set forth herein.

(6)	Redemption Rights.

(i)	The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Subject to the further terms and conditions provided herein, the Corporation may redeem the Series A Preferred Stock, in whole or in part, at its option, on any Dividend Payment Date on or after April 1, 2024 (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the Redemption Price. Dividends shall not accrue on those shares of Series A Preferred Stock so redeemed on and after the applicable redemption date.

(ii)	In addition, subject to the terms and conditions provided herein, the Corporation may redeem the Series A Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the Redemption Price (a “Regulatory Event Redemption”).

(iii)	The redemption price for any redemption of Series A Preferred Stock, whether an Optional Redemption or Regulatory Event Redemption, shall be equal to (1) $25 per share of Series A Preferred Stock, plus (2) any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption (the “Redemption Price”).

(iv)	Any notice given as provided in this Section (6) shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, and any defect in the notice or in the provision of the notice, to any holder of shares of Series A Preferred Stock designated for redemption will not affect the redemption of any other shares of Series A Preferred Stock.

Any notice provided to a holder of Series A Preferred Stock shall be deemed given on the date provided, whether or not the holder actually receives the notice. A notice of redemption shall be given not less than 30 days and not more than 60 days prior to the date of redemption specified in the notice, and shall specify (1) the redemption date, (2) the Redemption Price, (3) if fewer than all shares of Series A Preferred Stock are to be redeemed, the number of shares of Series A Preferred Stock to be redeemed and (4) the manner in which holders of Series A Preferred Stock called for redemption may obtain payment of the Redemption Price in respect of those shares. Notwithstanding anything to the contrary in this paragraph, if the Series A Preferred Stock is issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.

(v)	If notice of redemption of any shares of Series A Preferred Stock has been given by the Corporation and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series A Preferred Stock, then from and after the redemption date such shares of Series A Preferred Stock shall no longer be outstanding for any purpose, all dividends declared with respect to such shares of Series A Preferred Stock shall cease to accrue from the redemption date and all rights of the holders of such shares shall terminate, except the right to receive the Redemption Price, without interest. Series A Preferred Stock redeemed pursuant to this Section (6) or purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the Corporation at any time as shares of any series of preferred stock other than as Series A Preferred Stock.

(vi)	In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Corporation, determines to be fair and equitable and permitted by the rules of any stock exchange on which the Series A Preferred Stock is listed, subject to the provisions hereof. The Board of Directors of the Corporation shall have the full power and authority to prescribe the terms and conditions upon which such shares of Series A Preferred Stock may be redeemed from time to time.

(vii)	No holder of Series A Preferred Stock shall have the right to require the redemption of the Series A Preferred Stock.

(7)	Voting Rights.

(i)	Holders of Series A Preferred Stock shall not have any voting rights, except as set forth herein or as otherwise required by the Indiana Business Corporation Law.

(ii)	Whenever dividends payable on the Series A Preferred Stock or any other class or series of preferred stock ranking equally with the Series A Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been designated and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series A Preferred Stock voting as a class with holders of shares of any other class or series of our preferred stock ranking equally with the Series A Preferred Stock as to payment of dividends, and upon which equivalent voting rights have been designated and are exercisable (“Voting Parity Stock”), shall be entitled to vote for the election of two additional directors of the Board of Directors of the Corporation on the terms set forth in this Section (7) (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of Voting Parity Stock shall vote as a single class. In the event that the holders of the shares of the Series A Preferred Stock are entitled to vote as described in this Section (7), the number of members of the Corporation’s Board of Directors at that time shall be increased by two directors, and the holders of the Series A Preferred Stock shall have the right, as members of that class, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series A Preferred Stock and any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for the Corporation's next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of the shareholders), provided that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the Nasdaq Capital Market (or any other exchange on which the securities of the Corporation may at such time be listed), and provided further that at no time shall the Board of Directors of the Corporation include more than two Preferred Stock Directors.

(iii)	The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the Corporation’s shareholders unless they have been previously terminated or removed pursuant to Section (7)(iv). In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the holders of the Series A Preferred Stock (voting together as a single class with holders of any Voting Parity Stock) to serve until the next annual meeting of the shareholders.

(iv)	When dividends have been declared and paid in full on the Series A Preferred Stock for the equivalent of at least four Dividend Periods, following a Nonpayment, then the right of the holders of Series A Preferred Stock to elect the Preferred Stock Directors set forth in this Section (7) shall cease (except as provided by law and subject to the provisions for the special voting rights in the case of any future Nonpayment). Upon termination of the right of the holders of the Series A Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as set forth in this Section (7), the term of office of all Preferred Stock Directors then in office elected by only those holders shall terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock (voting together as a single class with holders of any Voting Parity Stock) when they have the voting rights described in Section (7)(ii).

(v)	While any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series A Preferred Stock and any Voting Parity Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series A Preferred Stock as to dividends and rights (including redemption payments) upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, while any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series A Preferred Stock, amend, alter or repeal any provision of these Articles of Amendment or the Articles of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the shares of the Series A Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights, (2) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series A Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical to the terms of the Series A Preferred Stock set forth herein shall not be deemed to adversely affect the powers, preferences or special rights of the Series A Preferred Stock and (3) the foregoing voting rights of the holders of Series A Preferred Stock shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of holders of Series A Preferred Stock to effect the redemption.

(vi)	Notice for a special meeting to elect the Preferred Stock Directors shall be given in a similar manner to that provided in the Corporation’s By-Laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series A Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section (7)(vi), and for that purpose shall have access to the stock register of the Corporation.

(vii)	Except as otherwise set forth in Section (7)(vi) hereof, the rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors of the Corporation, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation of the Corporation, the By-Laws of the Corporation, applicable laws and the rules of any national securities exchange or other trading facility on which the Series A Preferred Stock is listed or traded at the time.

(viii)	Each holder of Series A Preferred Stock will have one vote per share on any matter on which holders of Series A Preferred Stock are entitled to vote.

(8)	Conversion Rights. The holders of Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any interest or property in, the Corporation.

(9)	No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series A Preferred Stock.

(10)	No Preemptive or Subscription Rights. No holder of Series A Preferred Stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell.

(11)	No Other Rights. The Series A Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth herein or in the Corporation’s Articles of Incorporation or as otherwise required by applicable law.

(c)	6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock. Pursuant to the provisions of the Articles of Incorporation of the Corporation and applicable law, a series of preferred stock, without par value, of the Corporation is hereby created and the designation and number of shares of such series, and the voting and other powers, preferences or relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

(1)	Designation. The designation of the series of preferred stock shall be “6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”). With respect to payment of dividends and rights (including redemption rights) upon the Corporation’s liquidation, dissolution or winding up, the Series B Preferred Stock shall rank (i) senior and prior to the Corporation’s common stock and any other class or series of preferred stock that by its terms is designated as ranking junior to the Series B Preferred Stock, (ii) pari passu with all existing and future class or series of preferred stock that by its terms is designated as ranking equal to the Series B Preferred Stock or does not state it is junior or senior to the Series B Preferred Stock including, without limitation, the 8% Non-Cumulative, Perpetual Preferred Stock (the “8% Preferred Stock”) and the 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”), and (iii) junior to all existing and future indebtedness and other liabilities of the Corporation and any class or series of preferred stock that by its terms is designated as ranking senior to the Series B Preferred Stock (subject to any requisite consents prior to issuance).

(2)	Number of Shares. The number of authorized shares of Series B Preferred Stock shall be 125,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation. The Corporation may from time to time, without notice to or the consent of holders of the Series B Preferred Stock, issue additional shares of Series B Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series B Preferred Stock.

(3)	Definitions. As used herein with respect to Series B Preferred Stock:

(i)	“8% Preferred Stock” shall have the meaning set forth in Section (1) hereof.

(ii)	“Adjustments” shall have the meaning set forth in Section (3)(xxvi) hereof.

(iii)	“Alternative Rate” shall have the meaning set forth in Section (3)(xxvi) hereof.

(iv)	“Business Day” shall mean (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed and (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.

(v)	“Calculation Agent” shall mean the calculation agent for the Series B Preferred Stock appointed by the Corporation prior to the commencement of the Floating Rate Period, and its successors and assigns or any other calculation agent appointed by the Corporation. The Corporation may at its sole discretion appoint itself or an affiliate as calculation agent.

(vi)	“Dividend Determination Date” shall have the meaning set forth in Section (4)(vii) hereof.

(vii)	“Dividend Payment Dates” shall have the meaning set forth in Section (4)(ii) hereof.

(viii)	“Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which shall be the period from, and including, the original issue date to, but excluding, the next succeeding Dividend Payment Date.

(ix)	“Fixed Rate Period” shall have the meaning set forth in Section (4)(i) hereof.

(x)	“Floating Rate Period” shall have the meaning set forth in Section (4)(i) hereof.

(xi)	“IFA” shall have the meaning set forth in Section (3)(xxvi) hereof.

(xii)	“Junior Stock” shall mean the Corporation’s common stock and any other class or series of the Corporation’s capital stock over which the Series B Preferred Stock has preference or priority in the payment of dividends and rights (including redemption payments) upon liquidation, dissolution or winding up of the Corporation.

(xiii)	“LIBOR Event” shall have the meaning set forth in Section (3)(xxvi) hereof.

(xiv)	“Liquidation Preference” shall mean $1,000 per share of Series B Preferred Stock.

(xv)	“London Banking Day” shall mean any day on which commercial banks are open dealing in deposits in U.S. dollars in the London interbank market.

(xvi)	“Nonpayment” shall have the meaning set forth in Section (7)(ii) hereof.

(xvii)	“Optional Redemption” shall have the meaning set forth in Section (6)(i) hereof.

(xviii)	“Parity Stock” shall mean any class or series of the Corporation’s capital stock that ranks on a par with the Series B Preferred Stock in the payment of dividends and rights (including redemption payments) upon liquidation, dissolution or winding up of the Corporation, including, without limitation, the 8% Preferred Stock and the Series A Preferred Stock.

(xix)	“Preferred Stock Directors” shall have the meaning set forth in Section (7)(ii) hereof.

(xx)	“Redemption Price” shall have the meaning set forth in Section (6)(iii) hereof.

(xxi)	“Regulatory Capital Treatment Event” shall mean a good faith determination by the Corporation that, as a result of any (1) amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series B Preferred Stock; (2) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series B Preferred Stock; or (3) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series B Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat the full liquidation value of the Series B Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series B Preferred Stock is outstanding.

(xxii)	“Regulatory Event Redemption” shall have the meaning set forth in Section (6)(ii) hereof.

(xxiii)	“Series A Preferred Stock” shall have the meaning set forth in Section (1) hereof.

(xxiv)	“Series B Preferred Stock” shall have the meaning set forth in Section (1) hereof.

(xxv)	“Spread” shall have the meaning set forth in Section (4)(i) hereof.

(xxvi)	“Three-month LIBOR” shall mean the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate is displayed on Bloomberg on page “BBAM1” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. In the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. If no offered rate is displayed on Bloomberg on page “BBAM1” (or any successor or replacement page) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent, in consultation with the Corporation, shall select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent in consultation with the Corporation shall select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, if a LIBOR Event (as defined below) has not occurred, Three-month LIBOR for the next Dividend Period shall be equal to Three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which Three-month LIBOR could have been determined in accordance with the first sentence of this Section had the dividend rate been a floating rate during the Fixed Rate Period.

Notwithstanding the foregoing:

(A)	If the Calculation Agent, in its sole discretion, determines on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued or is no longer viewed as an acceptable benchmark for securities like the Series B Preferred Stock (a “LIBOR Event”), then the Calculation Agent will use a substitute or successor base rate (the “Alternative Rate”) that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate;

(B)	If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of business day, the Dividend Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, or any adjustment to the applicable spread thereon, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate (“Adjustments”); and

(C)	If the Calculation Agent determines in its sole discretion that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for Three-month LIBOR, the Calculation Agent may, in its sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Corporation, the Calculation Agent and the holders of the Series B Preferred Stock. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or the Calculation Agent determines, in its sole discretion, that there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), Three-month LIBOR for the next Dividend Period to which the determination date relates shall be Three-month LIBOR as in effect for the then-current Dividend Period; provided, that if this sentence is applicable with respect to the first Dividend Period in the Floating Rate Period, the interest rate, business day convention and manner of calculating interest applicable during the Fixed Rate Period will remain in effect during the Floating Rate Period.

(xxvii)	“Voting Parity Stock” shall have the meaning set forth in Section (7)(ii) hereof.

(4)	Dividends.

(i)	Holders of the Series B Preferred Stock shall be entitled to receive, only when, as, and if declared by the Corporation’s Board of Directors, out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the Liquidation Preference, and no more, at a rate equal to (1) 6.00% per annum, for each quarterly Dividend Period occurring from, and including, the original issue date of the Series B Preferred Stock to, but excluding, October 1, 2024 (the “Fixed Rate Period”), and (2) thereafter, Three-month LIBOR plus a spread of 456.9 basis points per annum (the “Spread”), for each quarterly Dividend Period beginning October 1, 2024 (the “Floating Rate Period”).

(ii)	When, as, and if declared by the Corporation’s Board of Directors, the Corporation shall pay cash dividends on the Series B Preferred Stock quarterly, in arrears, on January 1, April 1, July 1, and October 1 of each year (each such date, a “Dividend Payment Date”), beginning on October 1, 2019. The Corporation shall pay cash dividends to the holders of record of shares of the Series B Preferred Stock as such holders appear on the Corporation’s stock register on the applicable record date, which shall be the 15th calendar day before that Dividend Payment Date or such other record date fixed by our Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.

(iii)	If any Dividend Payment Date on or prior to October 1, 2024 is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date shall instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after October 1, 2024 is a day that is not a Business Day, then the Dividend Payment Date shall be the immediately succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date shall instead be the immediately preceding day that is a Business Day, and dividends will accrue to the Dividend Payment Date as so adjusted.

(iv)	The Corporation shall calculate dividends on the Series B Preferred Stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. The Corporation shall calculate dividends on the Series B Preferred Stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from such calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

(v)	Dividends on the Series B Preferred Stock shall not be cumulative or mandatory. If the Corporation’s Board of Directors does not declare a dividend on the Series B Preferred Stock or if the Board of Directors authorizes and the Corporation declares less than a full dividend in respect of any Dividend Period, the holders of the Series B Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Corporation shall have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the Series B Preferred Stock or any other class or series of the Corporation’s preferred stock or common stock are declared for any future Dividend Period.

(vi)	Dividends on the Series B Preferred Stock shall accrue from the dividend declaration date of the Series B Preferred Stock at the then-applicable dividend rate on the liquidation preference amount of $1,000 per share. If the Corporation issues additional shares of the Series B Preferred Stock, dividends on those additional shares shall accrue from the dividend declaration date of those additional shares at the then-applicable dividend rate.

(vii)	The dividend rate for each Dividend Period in the Floating Rate Period shall be determined by the Calculation Agent using Three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Dividend Period, which date shall be the “Dividend Determination Date” for the relevant Dividend Period. The Calculation Agent then shall add Three-month LIBOR as determined on the Dividend Determination Date and the applicable Spread. Once the dividend rate for the Series B Preferred Stock is determined, the Calculation Agent shall deliver that information to the Corporation and the transfer agent for the Corporation. Absent manifest error, the Calculation Agent’s determination of the dividend rate for a Dividend Period for the Series B Preferred Stock shall be final.

(viii)	While any share of Series B Preferred Stock remains outstanding, unless the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series B Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside:

(A)	no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan);

(B)	no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(C)	no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for Junior Stock).

The foregoing limitations in clauses (A), (B) and (C) above shall not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of the Corporation’s subsidiaries heretofore or hereafter adopted.

(ix)	Except as provided herein, while any share of Series B Preferred Stock remains outstanding, the Corporation shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Corporation has paid in full, or set aside payment in full, in respect of all declared and unpaid dividends (without regard to any undeclared dividends) for all Dividend Periods for outstanding shares of Series B Preferred Stock. To the extent that the Corporation declares dividends on the Series B Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series B Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then current and the declared and unpaid dividend payments due on the shares of Series B Preferred Stock and (1) in the case of cumulative Parity Stock, the aggregate of the unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock, the aggregate of the declared and unpaid dividends due on any such Parity Stock. No interest shall be payable in respect of any dividend payment on Series B Preferred Stock that may be in arrears.

(x)	Subject to the foregoing conditions, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Corporation’s Board of Directors, may be declared and paid on the Corporation’s common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series B Preferred Stock shall not be entitled to participate in such dividends.

(5)	Liquidation Rights.

(i)	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the Corporation’s assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount equal to the sum of (1) the Liquidation Preference, plus (2) the sum of any declared and unpaid dividends (without regard to any undeclared dividends) for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends (without regard to any undeclared dividends) for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to the foregoing, the holders of Series B Preferred Stock shall have no right or claim to any remaining assets of the Corporation.

(ii)	In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of the Series B Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.

(iii)	For the purposes of this Section (5), the merger or consolidation of the Corporation with or into any other entity or by another entity with or into the Corporation or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation (for cash, securities or other consideration) shall not be deemed to constitute the liquidation, dissolution or winding up of the Corporation. If the Corporation enters into any merger or consolidation transaction with or into any other entity and the Corporation is not the surviving entity in such transaction, the Series B Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series B Preferred Stock set forth herein.

(6)	Redemption Rights.

(i)	The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Subject to the further terms and conditions provided herein, the Corporation may redeem the Series B Preferred Stock, in whole or in part, at its option, on any Dividend Payment Date on or after October 1, 2024 (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the Redemption Price. Dividends shall not accrue on those shares of Series B Preferred Stock so redeemed on and after the applicable redemption date.

(ii)	In addition, subject to the terms and conditions provided herein, the Corporation may redeem the Series B Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the Redemption Price (a “Regulatory Event Redemption”).

(iii)   The redemption price for any redemption of Series B Preferred Stock, whether an Optional Redemption or Regulatory Event Redemption, shall be equal to (1) $1,000 per share of Series B Preferred Stock, plus (2) any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption (the “Redemption Price”).

(iv)    Any notice given as provided in this Section (6) shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, and any defect in the notice or in the provision of the notice, to any holder of shares of Series B Preferred Stock designated for redemption will not affect the redemption of any other shares of Series B Preferred Stock.

Any notice provided to a holder of Series B Preferred Stock shall be deemed given on the date provided, whether or not the holder actually receives the notice. A notice of redemption shall be given not less than 30 days and not more than 60 days prior to the date of redemption specified in the notice, and shall specify (1) the redemption date, (2) the Redemption Price, (3) if fewer than all shares of Series B Preferred Stock are to be redeemed, the number of shares of Series B Preferred Stock to be redeemed and (4) the manner in which holders of Series B Preferred Stock called for redemption may obtain payment of the Redemption Price in respect of those shares. Notwithstanding anything to the contrary in this paragraph, if the Series B Preferred Stock is issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series B Preferred Stock at such time and in any manner permitted by such facility.

(v)     If notice of redemption of any shares of Series B Preferred Stock has been given by the Corporation and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred Stock, then from and after the redemption date such shares of Series B Preferred Stock shall no longer be outstanding for any purpose, all dividends declared with respect to such shares of Series B Preferred Stock shall cease to accrue from the redemption date and all rights of the holders of such shares shall terminate, except the right to receive the Redemption Price, without interest. Series B Preferred Stock redeemed pursuant to this Section (6) or purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the Corporation at any time as shares of any series of preferred stock other than as Series B Preferred Stock.

(vi)    In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Corporation, determines to be fair and equitable and permitted by the rules of any stock exchange on which the Series B Preferred Stock is listed, subject to the provisions hereof. The Board of Directors of the Corporation shall have the full power and authority to prescribe the terms and conditions upon which such shares of Series B Preferred Stock may be redeemed from time to time.

(vii)   No holder of Series B Preferred Stock shall have the right to require the redemption of the Series B Preferred Stock.

(7)	Voting Rights.

(i)      Holders of Series B Preferred Stock shall not have any voting rights, except as set forth herein or as otherwise required by the Indiana Business Corporation Law.

(ii)     Whenever dividends payable on the Series B Preferred Stock or any other class or series of preferred stock ranking equally with the Series B Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been designated and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series B Preferred Stock voting as a class with holders of shares of any other class or series of our preferred stock ranking equally with the Series B Preferred Stock as to payment of dividends, and upon which equivalent voting rights have been designated and are exercisable, including the Series A Preferred Stock (“Voting Parity Stock”), shall be entitled to vote for the election of two additional directors of the Board of Directors of the Corporation on the terms set forth in this Section (7) (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of Voting Parity Stock shall vote as a single class. In the event that the holders of the shares of the Series B Preferred Stock are entitled to vote as described in this Section (7), the number of members of the Corporation’s Board of Directors at that time shall be increased by two directors, and the holders of the Series B Preferred Stock shall have the right, as members of that class, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series B Preferred Stock and any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for the Corporation’s next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of the shareholders), provided that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the Nasdaq Capital Market (or any other exchange on which the securities of the Corporation may at such time be listed), and provided further that at no time shall the Board of Directors of the Corporation include more than two Preferred Stock Directors.

(iii)    The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the Corporation’s shareholders unless they have been previously terminated or removed pursuant to Section (7)(iv). In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the holders of the Series B Preferred Stock (voting together as a single class with holders of any Voting Parity Stock) to serve until the next annual meeting of the shareholders.

(iv)    When dividends have been declared and paid in full on the Series B Preferred Stock for the equivalent of at least four Dividend Periods, following a Nonpayment, then the right of the holders of Series B Preferred Stock to elect the Preferred Stock Directors set forth in this Section (7) shall cease (except as provided by law and subject to the provisions for the special voting rights in the case of any future Nonpayment). Upon termination of the right of the holders of the Series B Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as set forth in this Section (7), the term of office of all Preferred Stock Directors then in office elected by only those holders shall terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock (voting together as a single class with holders of any Voting Parity Stock) when they have the voting rights described in Section (7)(ii).

(v)     While any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series B Preferred Stock and any Voting Parity Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series B Preferred Stock as to dividends and rights (including redemption payments) upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, while any shares of the Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series B Preferred Stock, amend, alter or repeal any provision of these Articles of Amendment or the Articles of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series B Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the shares of the Series B Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights, (2) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series B Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical to the terms of the Series B Preferred Stock set forth herein shall not be deemed to adversely affect the powers, preferences or special rights of the Series B Preferred Stock and (3) the foregoing voting rights of the holders of Series B Preferred Stock shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of holders of Series B Preferred Stock to effect the redemption.

(vi)    Notice for a special meeting to elect the Preferred Stock Directors shall be given in a similar manner to that provided in the Corporation’s By-Laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series B Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section (7)(vi), and for that purpose shall have access to the stock register of the Corporation.

(vii)    Except as otherwise set forth in Section (7)(vi) hereof, the rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors of the Corporation, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation of the Corporation, the By-Laws of the Corporation, applicable laws and the rules of any national securities exchange or other trading facility on which the Series B Preferred Stock is listed or traded at the time.

(viii)  Each holder of Series B Preferred Stock will have one vote per share on any matter on which holders of Series B Preferred Stock are entitled to vote.

(8)	Conversion Rights. The holders of Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any interest or property in, the Corporation.

(9)	No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series B Preferred Stock.

(10)	No Preemptive or Subscription Rights. No holder of Series B Preferred Stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell.

(11)	No Other Rights. The Series B Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth herein or in the Corporation’s Articles of Incorporation or as otherwise required by applicable law.

(d)	6.00% Fixed Rate Series C Non-Cumulative Perpetual Preferred Stock. Pursuant to the provisions of the Articles of Incorporation of the Corporation and applicable law, a series of preferred stock, without par value, of the Corporation is hereby created and the designation and number of shares of such series, and the voting and other powers, preferences or relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

(1)	Designation. The designation of the series of preferred stock shall be “6.00% Fixed Rate Series C Non-Cumulative Perpetual Preferred Stock” (the “Series C Preferred Stock”). With respect to payment of dividends and rights (including redemption rights) upon the Corporation’s liquidation, dissolution or winding up, the Series C Preferred Stock shall rank (i) senior and prior to the Corporation’s common stock and any other class or series of preferred stock that by its terms is designated as ranking junior to the Series C Preferred Stock, (ii) pari passu with all existing and future class or series of preferred stock that by its terms is designated as ranking equal to the Series C Preferred Stock or does not state it is junior or senior to the Series C Preferred Stock including, without limitation, the 8% Non-Cumulative, Perpetual Preferred Stock (the “8% Preferred Stock”), the 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”), and the 6.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”), and (iii) junior to all existing and future indebtedness and other liabilities of the Corporation and any class or series of preferred stock that by its terms is designated as ranking senior to the Series C Preferred Stock (subject to any requisite consents prior to issuance).

(2)	Number of Shares. The number of authorized shares of Series C Preferred Stock shall be 200,000. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation. The Corporation may from time to time, without notice to or the consent of holders of the Series C Preferred Stock, issue additional shares of Series C Preferred Stock, provided that, if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series C Preferred Stock.

(3)	Definitions. As used herein with respect to Series C Preferred Stock:

(i)	“8% Preferred Stock” shall have the meaning set forth in Section (1) hereof.

(ii)	“Business Day” shall mean any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed.

(iii)	“Dividend Payment Dates” shall have the meaning set forth in Section 4(ii) hereof.

(iv)	“Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which shall be the period from, and including, the original issue date to, but excluding, the next succeeding Dividend Payment Date.

(v)	“Dividend Rate” shall have the meaning set forth in Section (4)(i) hereof.

(vi)	“Junior Stock” shall mean the Corporation’s common stock and any other class or series of the Corporation’s capital stock over which the Series C Preferred Stock has preference or priority in the payment of dividends and rights (including redemption payments) upon liquidation, dissolution or winding up of the Corporation.

(vii)	“Liquidation Preference” shall mean $1,000 per share of Series C Preferred Stock.

(viii)	“Nonpayment” shall have the meaning set forth in Section (7)(ii) hereof.

(ix)	“Optional Redemption” shall have the meaning set forth in Section (6)(i) hereof.

(x)	“Parity Stock” shall mean any class or series of the Corporation’s capital stock that ranks on a par with the Series C Preferred Stock in the payment of dividends and rights (including redemption payments) upon liquidation, dissolution or winding up of the Corporation, including, without limitation, the 8% Preferred Stock, the Series A Preferred Stock, and the Series B Preferred Stock.

(xi)	“Preferred Stock Directors” shall have the meaning set forth in Section (7)(ii) hereof.

(xii)	“Redemption Price” shall have the meaning set forth in Section (6)(iii) hereof.

(xiii)    “Regulatory Capital Treatment Event” shall mean a good faith determination by the Corporation that, as a result of any (1) amendment to, clarification of, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series C Preferred Stock; (2) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series C Preferred Stock; or (3) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series C Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat the full liquidation value of the Series C Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series C Preferred Stock is outstanding.

(xiv)     “Regulatory Event Redemption” shall have the meaning set forth in Section (6)(ii) hereof.

(xv)     “Series A Preferred Stock” shall have the meaning set forth in Section (1) hereof.

(xvi)     “Series B Preferred Stock” shall have the meaning set forth in Section (1) hereof.

(xvii)    “Series C Preferred Stock” shall have the meaning set forth in Section (1) hereof.

(xviii)   “Voting Parity Stock” shall have the meaning set forth in Section (7)(ii) hereof.

(4)	Dividends.

(i)     Holders of the Series C Preferred Stock shall be entitled to receive, only when, as, and if declared by the Corporation’s Board of Directors, out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the Liquidation Preference, and no more, at a rate equal to 6.00% per annum (the “Dividend Rate”), for each quarterly Dividend Period occurring from, and including, the original issue date of the Series C Preferred Stock.

(ii)     When, as, and if declared by the Corporation’s Board of Directors, the Corporation shall pay cash dividends on the Series C Preferred Stock quarterly, in arrears, on January 1, April 1, July 1, and October 1 of each year (each such date, a “Dividend Payment Date”), beginning on July 1, 2021. The Corporation shall pay cash dividends to the holders of record of shares of the Series C Preferred Stock as such holders appear on the Corporation’s stock register on the applicable record date, which shall be the 15th calendar day before that Dividend Payment Date or such other record date fixed by our Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.

(iii)    If any Dividend Payment Date is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date shall instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment.

(iv)    The Corporation shall calculate dividends on the Series C Preferred Stock on the basis of a 360-day year of twelve 30-day months.

(v)     Dividends on the Series C Preferred Stock shall not be cumulative or mandatory. If the Corporation’s Board of Directors does not declare a dividend on the Series C Preferred Stock or if the Board of Directors authorizes and the Corporation declares less than a full dividend in respect of any Dividend Period, the holders of the Series C Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Corporation shall have no obligation to pay a dividend or to pay full dividends for that Dividend Period at any time, whether or not dividends on the Series C Preferred Stock or any other class or series of the Corporation’s preferred stock or common stock are declared for any future Dividend Period.

(vi)    Dividends on the Series C Preferred Stock shall accrue from the dividend declaration date of the Series C Preferred Stock at the Dividend Rate on the Liquidation Preference. If the Corporation issues additional shares of the Series C Preferred Stock, dividends on those additional shares shall accrue from the original issue date of those additional shares at the Dividend Rate on the Liquidation Preference.

(vii)   While any share of Series C Preferred Stock remains outstanding, unless the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series C Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside:

(A)	no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a shareholder rights plan or the redemption or repurchase of any rights under such a plan, including with respect to any successor shareholder rights plan);

(B)	no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and

(C)	no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for Junior Stock).

The foregoing limitations in clauses (A), (B) and (C) above shall not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of the Corporation’s subsidiaries heretofore or hereafter adopted.

(viii)   Except as provided herein, while any share of Series C Preferred Stock remains outstanding, the Corporation shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Corporation has paid in full, or set aside payment in full, in respect of all declared and unpaid dividends (without regard to any undeclared dividends) for all Dividend Periods for outstanding shares of Series C Preferred Stock. To the extent that the Corporation declares dividends on the Series C Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series C Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then current and the declared and unpaid dividend payments due on the shares of Series C Preferred Stock and (1) in the case of cumulative Parity Stock, the aggregate of the unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock, the aggregate of the declared and unpaid dividends due on any such Parity Stock. No interest shall be payable in respect of any dividend payment on Series C Preferred Stock that may be in arrears.

(ix)    Subject to the foregoing conditions, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Corporation’s Board of Directors, may be declared and paid on the Corporation’s common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series C Preferred Stock shall not be entitled to participate in such dividends.

(5)	Liquidation Rights.

(i)       In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the Corporation’s assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount equal to the sum of (1) the Liquidation Preference, plus (2) the sum of any declared and unpaid dividends (without regard to any undeclared dividends) for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends (without regard to any undeclared dividends) for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to the foregoing, the holders of Series C Preferred Stock shall have no right or claim to any remaining assets of the Corporation.

(ii)      In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of the Series C Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.

(iii)    For the purposes of this Section (5), the merger or consolidation of the Corporation with or into any other entity or by another entity with or into the Corporation or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation (for cash, securities or other consideration) shall not be deemed to constitute the liquidation, dissolution or winding up of the Corporation. If the Corporation enters into any merger or consolidation transaction with or into any other entity and the Corporation is not the surviving entity in such transaction, the Series C Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series C Preferred Stock set forth herein.

(6)	Redemption Rights.

(i)       The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Subject to the further terms and conditions provided herein, the Corporation may redeem the Series C Preferred Stock, in whole or in part, at its option, on any Dividend Payment Date on or after April 1, 2026 (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the Redemption Price. Dividends shall not accrue on those shares of Series C Preferred Stock so redeemed on and after the applicable redemption date.

(ii)     In addition, subject to the terms and conditions provided herein, the Corporation may redeem the Series C Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the Redemption Price (a “Regulatory Event Redemption”).

(iii)     The redemption price for any redemption of Series C Preferred Stock, whether an Optional Redemption or Regulatory Event Redemption, shall be equal to (1) $1,000 per share of Series C Preferred Stock, plus (2) any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption (the “Redemption Price”).

(iv)    Any notice given as provided in this Section (6) shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, and any defect in the notice or in the provision of the notice, to any holder of shares of Series C Preferred Stock designated for redemption will not affect the redemption of any other shares of Series C Preferred Stock.

Any notice provided to a holder of Series C Preferred Stock shall be deemed given on the date provided, whether or not the holder actually receives the notice. A notice of redemption shall be given not less than 30 days and not more than 60 days prior to the date of redemption specified in the notice, and shall specify (1) the redemption date, (2) the Redemption Price, (3) if fewer than all shares of Series C Preferred Stock are to be redeemed, the number of shares of Series C Preferred Stock to be redeemed and (4) the manner in which holders of Series C Preferred Stock called for redemption may obtain payment of the Redemption Price in respect of those shares. Notwithstanding anything to the contrary in this paragraph, if the Series C Preferred Stock is issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series C Preferred Stock at such time and in any manner permitted by such facility.

(v)     If notice of redemption of any shares of Series C Preferred Stock has been given by the Corporation and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series C Preferred Stock, then from and after the redemption date such shares of Series C Preferred Stock shall no longer be outstanding for any purpose, all dividends declared with respect to such shares of Series C Preferred Stock shall cease to accrue from the redemption date and all rights of the holders of such shares shall terminate, except the right to receive the Redemption Price, without interest. Series C Preferred Stock redeemed pursuant to this Section (6) or purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the Corporation at any time as shares of any series of preferred stock other than as Series C Preferred Stock.

(vi)    In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Corporation determines to be fair and equitable and permitted by the rules of any stock exchange on which the Series C Preferred Stock is listed, subject to the provisions hereof. The Board of Directors of the Corporation shall have the full power and authority to prescribe the terms and conditions upon which such shares of Series C Preferred Stock may be redeemed from time to time.

(vii)     No holder of Series C Preferred Stock shall have the right to require the redemption of the Series C Preferred Stock.

(7)	Voting Rights.

(i)      Holders of Series C Preferred Stock shall not have any voting rights, except as set forth herein or as otherwise required by the Indiana Business Corporation Law.

(ii)     Whenever dividends payable on the Series C Preferred Stock or any other class or series of preferred stock ranking equally with the Series C Preferred Stock as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been designated and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series C Preferred Stock voting as a class with holders of shares of any other class or series of our preferred stock ranking equally with the Series C Preferred Stock as to payment of dividends, and upon which equivalent voting rights have been designated and are exercisable, including the Series A Preferred Stock and the Series B Preferred Stock (“Voting Parity Stock”), shall be entitled to vote for the election of two additional directors of the Board of Directors of the Corporation on the terms set forth in this Section (7) (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of Voting Parity Stock shall vote as a single class. In the event that the holders of the shares of the Series C Preferred Stock are entitled to vote as described in this Section (7), the number of members of the Corporation’s Board of Directors at that time shall be increased by two directors, and the holders of the Series C Preferred Stock shall have the right, as members of that class, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series C Preferred Stock and any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for the Corporation’s next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of the shareholders), provided that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the Nasdaq Capital Market (or any other exchange on which the securities of the Corporation may at such time be listed), and provided further that at no time shall the Board of Directors of the Corporation include more than two Preferred Stock Directors.

(iii)    The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the Corporation’s shareholders unless they have been previously terminated or removed pursuant to Section (7)(iv). In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the holders of the Series C Preferred Stock (voting together as a single class with holders of any Voting Parity Stock) to serve until the next annual meeting of the shareholders.

(iv)     When dividends have been declared and paid in full on the Series C Preferred Stock for the equivalent of at least four Dividend Periods, following a Nonpayment, then the right of the holders of Series C Preferred Stock to elect the Preferred Stock Directors set forth in this Section (7) shall cease (except as provided by law and subject to the provisions for the special voting rights in the case of any future Nonpayment). Upon termination of the right of the holders of the Series C Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as set forth in this Section (7), the term of office of all Preferred Stock Directors then in office elected by only those holders shall terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock (voting together as a single class with holders of any Voting Parity Stock) when they have the voting rights described in Section (7)(ii).

(v)     While any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series C Preferred Stock and any Voting Parity Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series C Preferred Stock as to dividends and rights (including redemption payments) upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, while any shares of the Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series C Preferred Stock, amend, alter or repeal any provision of these Articles of Amendment or the Articles of Incorporation of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series C Preferred Stock.

Notwithstanding the foregoing, (1) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the shares of the Series C Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights, (2) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series C Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have terms identical to the terms of the Series C Preferred Stock set forth herein shall not be deemed to adversely affect the powers, preferences or special rights of the Series C Preferred Stock and (3) the foregoing voting rights of the holders of Series C Preferred Stock shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of holders of Series C Preferred Stock to effect the redemption.

(vi)    Notice for a special meeting to elect the Preferred Stock Directors shall be given in a similar manner to that provided in the Corporation’s By-Laws for a special meeting of the shareholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series C Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section (7)(vi), and for that purpose shall have access to the stock register of the Corporation.

(vii)    Except as otherwise set forth in Section (7)(vi) hereof, the rules and procedures for calling and conducting any meeting of the holders of Series C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors of the Corporation, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation of the Corporation, the By-Laws of the Corporation, applicable laws and the rules of any national securities exchange or other trading facility on which the Series C Preferred Stock is listed or traded at the time.

(viii)   Each holder of Series C Preferred Stock will have one vote per share on any matter on which holders of Series C Preferred Stock are entitled to vote.

(8)	Conversion Rights. The holders of Series C Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any interest or property in, the Corporation.

(9)	No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series C Preferred Stock.

(10)	No Preemptive or Subscription Rights. No holder of Series C Preferred Stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell.

(11)	No Other Rights. The Series C Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth herein or in the Corporation’s Articles of Incorporation or as otherwise required by applicable law.

ARTICLE V – DIRECTORS

5.1	Number of Directors. The number of directors shall be set by the By-Laws of the Corporation. In the absence of a By-Law provision fixing the number of directors, the number shall be nine (9).

5.2	Qualifications of Directors. Directors need not be shareholders of the Corporation.

5.3	Removal of Directors. Any director may be removed from office with or without cause by either (a) the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on election of directors at a meeting of shareholders called for that purpose, or (b) the affirmative vote of not less than a majority of the actual number of directors elected and qualified and then in office.

ARTICLE VI – Provisions for Regulation of Business and Conduct of Affairs of Corporation

6.1	By-Laws of the Corporation. The Board of Directors by a majority vote of the actual number of directors elected and qualified from time to time shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation.

6.2	Indemnification of Directors, Officers and Employees.

(a)	Definitions. For purposes of this Section, the following terms shall have the following meanings:

(1)	“Liabilities” and “Expenses” shall mean monetary obligations incurred by or on behalf of a director or officer in connection with the investigation, defense or appeal of a Proceeding or in satisfying a claim thereunder and shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, excise taxes assessed with respect to an employee benefit plan, and amounts paid in settlement by or on behalf of a director or officer.

(2)	“Other Enterprise” shall mean any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, for which a director or officer is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent.

(3)	“Proceeding” shall mean any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or Other Enterprise or otherwise), civil, criminal, administrative or investigative, whether formal or informal, and whether actual or threatened or in connection with an appeal relating thereto, in which a director or officer may become involved, as a party or otherwise, (i) by reason of his being or having been a director or officer of the Corporation (and, if applicable, an officer, employee or agent of the Corporation) or a director, officer, partner, trustee, employee or agent of an Other Enterprise or arising out of his status as such, or (ii) by reason of any past or future action taken or not taken by a director or officer in any such capacity, whether or not he continues to be such at the time he incurs Liabilities and Expenses under the Proceeding.

(4)	“Standard of Conduct” shall mean that a director or officer, based on facts then known to the director or officer, discharged the duties as a director or officer, including duties as a member of a committee, in good faith in what he reasonably believed to be in or not opposed to the best interests of the Corporation or Other Enterprise, as the case may be, and, in addition, in any criminal Proceeding had no reasonable cause to believe that his conduct was unlawful. The termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of guilty, shall not create a presumption that the director or officer did not meet the Standard of Conduct. The termination of any Proceeding by a consent decree or upon a plea of nolo contendere, or its equivalent, shall create the presumption that the director or officer met the Standard of Conduct.

(b)	Indemnification. If a director or officer is made a party to or threatened to be made a party to any Proceeding, the Corporation shall indemnify the director or officer against Liabilities and Expenses incurred by him in connection with such Proceeding in the following circumstances:

(1)	If a director or officer has been wholly successful on the merits or otherwise with respect to any such Proceeding, he shall be entitled to indemnification for Liabilities and Expenses as a matter of right. If a Proceeding is terminated against the director or officer by consent decree or upon a plea of nolo contendere, or its equivalent, the director or officer shall not be deemed to have been “wholly successful” with respect to such Proceeding.

(2)	In all other situations, a director or officer shall be entitled to indemnification for Liabilities and Expenses as a matter of right unless (i) the director or officer has breached or failed to perform his duties as a director or officer in compliance with the Standard of Conduct and (ii) with respect to any action or failure to act by the director or officer which is at issue in such Proceeding, such action or failure to act constituted willful misconduct or recklessness. To be entitled to indemnification pursuant to this Subparagraph (b)(2), the director or officer must notify the Corporation of the commencement of the Proceeding in accordance with Paragraph (e) and request indemnification. A review of the request for indemnification and the facts and circumstances underlying the Proceeding shall be made in accordance with one of the procedures described below; and the director or officer shall be entitled to indemnification as a matter of right unless, in accordance with such procedure, it is determined beyond a reasonable doubt that (i) the director or officer breached or failed to perform the duties of the office in compliance with the Standard of Conduct, and (ii) the breach or failure to perform constituted willful misconduct or recklessness. Any one of the following procedures may be used to make the review and determination of a director's or officer's request for indemnification under this Subparagraph (b)(2):

(A)	by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to, or who have been wholly successful with respect to, such Proceeding;

(B)	if a quorum cannot be obtained under (A) above, by a majority vote of a committee duly designated by the Board of Directors (in the designation of which, directors who are parties to such Proceeding may participate), consisting solely of two or more directors who are not parties to, or who have been wholly successful with respect to, such Proceeding;

(C)	by independent legal counsel selected by a majority vote of the full Board of Directors (in which selection, directors who are parties to such Proceeding may participate); or

(D)	by a committee consisting of three (3) or more disinterested persons selected by a majority vote of the full Board of Directors (in which selection, directors who are parties to such Proceeding may participate).

Any determination made in accordance with the above procedures shall be binding on the Corporation and the director or officer.

(3)	If several claims, issues or matters of action are involved, a director or officer may be entitled to indemnification as to some matters even though he is not entitled to indemnification as to other matters.

(4)	The indemnification herein provided shall be applicable to Proceedings made or commenced after the adoption of this Section, whether arising from acts or omissions to act which occurred before or after the adoption of this Section.

(c)	Prepaid Liabilities and Expenses. The Liabilities and Expenses which are incurred or are payable by a director or officer in connection with any Proceeding shall be paid by the Corporation in advance, with the understanding and agreement between such director or officer and the Corporation, that, in the event it shall ultimately be determined as provided herein that the director or officer was not entitled to be indemnified, or was not entitled to be fully indemnified, the director or officer shall repay to the Corporation such amount, or the appropriate portion thereof, so paid or advanced.

(d)	Exceptions to Indemnification. Notwithstanding any other provisions of this Section to the contrary, the Corporation shall not indemnify a director or officer:

(1)	for any Liabilities or Expenses incurred in a suit against a director or officer for an accounting of profits allegedly made from the purchase or sale of securities of the Corporation brought pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and any amendments thereto or the provisions of any similar federal, state or local statutory law; or

(2)	for any Liabilities and Expenses for which payment is actually made to or on behalf of a director or officer under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance.

(3)	for any Liabilities or Expenses incurred in a suit or claim against the director or officer arising out of or based upon actions attributable to the director or officer in which the director or officer gained any personal profit or advantage to which he was not legally entitled.

(e)	Notification and Defense of Proceeding. Promptly after receipt by a director or officer of notice of the commencement of any Proceeding, the director or officer will, if a request for indemnification in respect thereof is to be made against the Corporation under this Section, notify the Corporation of the commencement thereof; but the failure to so notify the Corporation will not relieve it from any obligation which it may have to the director or officer otherwise than under this Section. With respect to any such Proceeding as to which the director or officer notifies the Corporation of the commencement thereof:

(1)	the Corporation will be entitled to participate therein at its own expense; and

(2)	except as otherwise provided below, to the extent that it may so desire, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the director or officer. After notice from the Corporation to the director or officer of its election to assume the defense of the director or officer in the Proceeding, the Corporation will not be liable to the director or officer under this Section for any legal or other Expenses subsequently incurred by the director or officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The director or officer shall have the right to employ counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the director or officer unless:

(A)	the employment of counsel by the director or officer has been authorized by the Corporation;

(B)	the director or officer shall have reasonably concluded that there may be a conflict of interest between the Corporation and the director or officer in the conduct of the defense of such Proceeding; or

(C)	the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding;

in each of which cases the Expenses of counsel employed by the director or officer shall be paid by the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation or as to which the director or officer shall have made the conclusion provided for in (B) above.

(3)	The Corporation shall not be liable to indemnify a director or officer under this Section for any amounts paid in settlement of any Proceeding without the Corporation's prior written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on a director or officer without the director or officer's prior written consent. Neither the Corporation nor a director or officer will unreasonably withhold its or his consent to any proposed settlement.

(f)	Other Rights and Remedies. The rights of indemnification provided under this Section are not exhaustive and shall be in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of this Section, the Corporation may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of the Corporation Law, or any successor law, as then in effect, whether with regard to past or future matters.

(g)	Continuation of Indemnity. All obligations of the Corporation under this Section shall survive the termination of a director's or officer's service in any capacity covered by this Section.

(h)	Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer or other person or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee or agent of an Other Enterprise against any liability asserted against such person and incurred by such person in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, this Section or otherwise.

(i)	Benefit. The provisions of this Section shall inure to the benefit of each director or officer and his respective heirs, personal representatives and assigns and the Corporation, its successors and assigns.

(j)	Severability. In case any one or more of the provisions contained in this Section shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

6.3	Consideration of Non-Financial Factors. In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders when evaluating any merger, consolidation or share exchange of the Corporation with or into any other corporation, any sale, lease, exchange, or other disposition of substantially all of the assets of the Corporation or any significant subsidiary thereof to or with any other corporation, person, or other entity, or any liquidation or dissolution of the Corporation or adoption of any plan with respect thereto or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transactions, consider all of the following factors and any other factors which it deems relevant:

(a)	The social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located;

(b)	The business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and

(c)	The competence, experience, and integrity of the acquiring person or persons and its or their management.

6.4. Acquisition of Additional Shares by Certain Persons. Any person, who, separately or in association with one or more persons, acquires an aggregate of ten percent (10%) of the then outstanding common stock of the Corporation, in connection with any subsequent, direct or indirect acquisition of common stock of the Corporation in connection with a tender or exchange offer, open market purchase or business combination, is required to offer and pay for such additional shares an amount which is at least equal to the highest price paid to acquire shares of the Corporation's common stock then held by such person or his associates unless such subsequent acquisition has been approved by a majority of the Board of Directors.

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